Ex 4.2

                                WARRANT AGREEMENT

                                     BETWEEN

                            AMERICAN MOLD GUARD, INC.

                                       AND

                         U.S. STOCK TRANSFER CORPORATION

                              DATED AS OF    , 2006

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      This Agreement, dated as of _____________, 2006, is between American Mold
Guard, Inc., a California corporation (the "Company"), and U.S. Stock Transfer Corporation, a _____________ corporation (the "Warrant Agent").

      The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors up to 1,100,000 Units (together with the additional units issuable as provided herein, the "Units"). Each Unit consists of two shares of the common stock, no par value, of the Company ("Common Stock), two redeemable Class B warrants (the "Class B Warrants") and one redeemable Class B warrant (the "Class B Warrants," and together with the Class B Warrants, the "Warrants"). Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock at a price equal to $___ [75% of the initial public offering price of the Units], subject to adjustment under the terms of the Warrant Agreement. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock at a price equal to $___ [100% of the initial public offering price of the Units], subject to adjustment under the terms of the Warrant Agreement. Shares of Common Stock issued upon exercise of the Warrants are referred to herein collectively as the "Warrant Shares." The Company also proposes to grant to the Representative of the Underwriters of the public offering an option to purchase 165,000 additional Units to cover over-allotments, if any.

      The Company also proposes to issue to the Representative of the Underwriters warrants to purchase up to 110,000 additional Units.

      The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the "Warrant Certificates") and the exercise of the Warrants;

      The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof ("Warrantholders") and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Warrantholders herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent

      The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

SECTION 2. Date, Denomination and Execution of Warrant Certificates

      The "Warrant Certificates" (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially of the tenor and purport recited in EXHIBIT A (with respect to Class A Warrants)

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and EXHIBIT B (with respect to Class B Warrants), and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Common Stock or the Warrants may be listed or any automated quotation system, or to conform to usage. In lieu of physical delivery of warrant certificated, if the Company so directs, the Class A Warrants and the Class B Warrants may be issued in electronic form through The Depository Trust Company. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Class A Warrant Certificate, to purchase, on or after the date on which the Class A Warrants are first quoted on the Nasdaq Capital Market ("Nasdaq"), and on or before the close of business on the fifth anniversary of the effective date of the public offering (the "Expiration Date"), one fully paid and non-assessable share of Common Stock for each Class A Warrant evidenced by such Class A Warrant Certificate for $____ [75% of the IPO price for the Unit]. The exercise price of the Warrants (the "Class A Exercise Price") is subject to adjustment as provided in Section 6 hereof. Each Class B Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Class B Warrant Certificate, to purchase, on or after the date on which the Class B Warrants are first quoted on Nasdaq, and on or before the close of business on the Expiration Date, one fully paid and non-assessable share of Common Stock for each Class B Warrant evidenced by such Class B Warrant Certificate for $___ [100% of the IPO price for the Unit]. The exercise price of the Class B Warrants (the "Class B Exercise Price") is subject to adjustment as provided in Section 6 hereof. Each Warrant Certificate issued as a part of a Unit offered to the public as described in the recitals, above, shall be dated ___________, 2006; each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

      For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Eastern time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York (or in the state in which the Warrant Agent maintains the principal office in which it conducts business related to the Warrants) are authorized or obligated by law to be closed.

      Each Warrant Certificate shall be executed on behalf of the Company by its Chairperson of the Board of Directors or Vice Chairperson of the Board of Directors, or its President or a Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, either manually or by facsimile signature printed thereon, and have affixed thereto the Company's seal or a facsimile thereof. Each Warrant Certificate shall be manually or by facsimile signature printed thereon countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

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SECTION 3. Subsequent Issue of Warrant Certificates

      Subsequent to their original issuance, no Warrant Certificates shall be reissued except: (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof; (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof; (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof;
(iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof; and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 22 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 4, 5, 7 and 22, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

SECTION 4. Transfers and Exchanges of Warrant Certificates

      The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the kind and number of Warrants evidenced by each such Warrant Certificate.

      The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program, such as STAMP, SEMP or MSP, to the Warrant Agent at its offices located at 1745 Gardena Avenue, 2nd Floor, Glendale, California 91204, at any time on or before the Expiration Date of such Warrant, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

      Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Class A Warrants or Class B Warrants, as the case may be, transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Class A Warrants or Class B Warrants, as the case may be, not so transferred.

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      Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same kind and number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

SECTION 5. Mutilated, Destroyed, Lost or Stolen Warrant Certificates

      Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same kind and number of Warrants.

SECTION 6. Adjustments of Number and Kind of Shares Purchasable and Exercise
Price

      The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

            A. In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

            B. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A. above or Subsection E. below), any Warrantholder,

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upon exercise of Warrants, shall be entitled to receive, in substitution for the
Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests thereafter of the Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

            C. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by of its Chief Executive Officer or its President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this
Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 12 hereof.

            D. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be

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practicable to the adjustments provided in this Section. The above provision of this Subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

      The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

            E. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Warrant Agreement.

            F. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Audit Committee of the Board of Directors of the Company, and not disapproved by the Warrant Agent, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

            G. For the purpose of this Section, the term "Common Stock" shall mean: (i) the Common Stock; or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

            H. The Company may, from time to time and to the extent permitted by law, reduce the Exercise Price of the Class A Warrants or Class B Warrants by any amount for a period of not less than 60 days. If the Company so reduces the Exercise Price of such Warrants, it will give not less than 60 days' notice of such decrease, which notice may be in the form of a press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

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SECTION 7. Exercise and Redemption of Warrants

      Unless the Warrants have been redeemed as provided in this Section 7, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole at any time or in part from time to time at or prior to the close of business, on the Expiration Date relating to such Warrant, subject to the provisions of Section 9, at which time the Warrant Certificates shall be and become wholly void and of no value. Warrants may be exercised by their holders or redeemed by the Company as follows:

            A. Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its stock transfer office located at 1745 Gardena Avenue, 2nd Floor, Glendale, California 91204, together with payment to the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier's check, payable in lawful money of the United States of America to the order of the Company. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant. The Warrant Agent shall deposit or invest any and all funds received in connection with the exercise of the Warrants in federally insured, interest bearing accounts with a financial institution or institutions designated by the Warrant Agent. The Warrant Agent shall have no liability with respect to the performance of any such investments other than, in the case of funds deposited in accounts maintained by the Warrant Agent, the liability of the Warrant Agent to its depositors in such accounts generally. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent. At the request of the Company, the Warrant Agent shall remit any funds held by it as a result of the exercise of the Warrants to the Company.

            B. Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall promptly request from the Transfer Agent with respect to the securities to be issued and deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to
Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate. In addition, if it is required by law and upon instruction by the Company, the Warrant Agent will deliver to each Warrantholder a prospectus which complies with the provisions of
Section 9 of the Securities Act of 1933, as amended, and the Company agrees to supply Warrant Agent with sufficient number of prospectuses to effectuate that purpose.

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            C. In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

            D. Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date relating to such Warrant) and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than 20 consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

            E. The Class B Warrants outstanding at the time of redemption may be redeemed at the option of the Company, beginning on ___________, 2006 [six months from the date of this Agreement], in whole or in part on a pro-rata basis, by giving not less than 30 days' prior notice as provided in Section 7(F) below, which notice may not be give before, but may be given at any time after, the closing price of the Common Stock on the principal market, exchange or quotation system, on which it is then traded or quoted has equaled or exceeded $____ [100% of the initial unit offering price] per share on each of five consecutive trading days that occur subsequent to the date of this Warrant Agreement. The price at which Class B Warrants may be redeemed (the "Redemption Price") is $0.25 per Class B Warrant (subject to adjustment in the event of a stock split, dividend or the like). On and after the redemption date the holders of record of redeemed Class B Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Class B Warrants to the Company at the office of the Warrant Agent designated for that purpose. Class B Warrants are non-redeemable.

            F. The Class B Warrants outstanding at the time of redemption may be redeemed at the option of the Company, beginning on ___________, 2006 [six months from the date of this Agreement], in whole or in part on a pro-rata basis, by giving not less than 30 days' prior notice as provided in Section 7(F) below, which notice may not be give before, but may be given at any time after, the Company's gross revenue for any 12-month period preceding the date of the notice, as confirmed by an independent audit, equals or exceeds $20 million. The price at which Class B Warrants may be redeemed (the "Redemption Price") is $0.25 per Class B Warrant (subject to adjustment in the event of a stock split, dividend or the like). On and after the redemption date the holders of record of redeemed Class B Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Class B Warrants to the Company at the office of the Warrant Agent designated for that purpose.

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            G. Notice of redemption of the Class A Warrants or Class B Warrants, as the case may be, shall be given at least 30 days prior to the redemption date by first class mail, postage prepaid, a copy of such notice to the Warrant Agent and to all of the holders of record of Class A Warrants or the Class B Warrants, as the case may be, at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Warrant Agent not less than 40 days prior to the redemption date.

            H. From and after the redemption date, all rights of the Class A Warrantholders or the Class B Warrantholders, as the case may be (except the right to receive the Redemption Price) shall terminate, but only if: (a) no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption date the Redemption Price for all Class A Warrants or the Class B Warrants, as the case may be, called for redemption; and (b) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent no later than one day prior to the redemption date.

            I. On the redemption date, the Warrant Agent shall pay to the holders of record of redeemed Class A Warrants or the Class B Warrants, as the case may be, all monies received by the Warrant Agent for the redemption of Class A Warrants or the Class B Warrants, as the case may be, to which the holders of record of such redeemed Class A Warrants or the Class B Warrants, as the case may be, who shall have surrendered their Class A Warrants or their Class B Warrants, as the case may be, are entitled. The Warrant Agent shall have no obligation to pay for the redemption of the Class A Warrants or the Class B Warrants, as the case may be, except to the extent that funds for such payment have been provided to it by the Company.

            J. Any amounts deposited with the Warrant Agent that are not required for redemption of Class A Warrants or the Class B Warrants, as the case may be, may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed after six months after the redemption date shall be redelivered back to the Company, and thereafter the holders of the Class A Warrants or the Class B Warrants, as the case may be, called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent and the holders of redeemed Class A Warrants or the Class B Warrants, as the case may be, shall have no right to any such interest. The Warrant Agent shall deposit or invest any and all funds deposited with it by the Company in connection with any redemption in federally insured, interest bearing accounts with a financial institution or institutions designated by the Warrant Agent but shall have no liability with respect to the performance of any such investments other than, in the case of funds deposited in accounts maintained by the Warrant Agent, the liability of the Warrant Agent to its depositors in such accounts, generally.

            K. If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the holder of any Class A Warrants or the Class B Warrants, as the case may be, called for redemption may at the option of the holder (a) by notice to the Company declare the notice of redemption a nullity as to such holder, or (b) maintain an action against the Company for the Redemption Price. If the holder brings such an action, the Company will pay reasonable

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attorneys' fees of the holder. If the holder fails to bring an action against the Company for the Redemption Price within 60 days after the redemption date, the holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder. Except as otherwise specifically provided in this Paragraph K, a notice of redemption, once mailed by the Company as provided in Paragraph G, shall be irrevocable.

SECTION 8. Fractional Interests

      The Company shall not issue any Warrant Certificate evidencing a fraction of a Warrant, nor shall the Company issue any fractional share of securities upon exercise of a Warrant. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant. In lieu of fractional interest in a Warrant or a share of Common Stock created upon separation of the Units or exercise of a Warrant, respectively, a holder shall receive an amount of cash equal to the fraction times the closing price of the Warrants on the date of separation of the Units (if the fractional interest is in a Warrant) or the closing price of the Common Stock (if the fractional interest is in Common Stock) on Nasdaq or such other exchange, market or quotation service on which the Common Stock or warrant, as the case may be, principally trades or is quoted.

SECTION 9. Reservation of Equity Securities

      The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Warrants, such number of shares of equity securities of the Company as shall then be issuable upon the exercise of all outstanding Warrants ("Equity Securities"). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

      The Company covenants that if any equity securities, required to be reserved for the purpose of issue upon exercise of the Warrants hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise of Warrants, the Company will use all commercially reasonable efforts to cause such securities to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any and all post-effective amendments to the Company's Registration Statement on Form SB-2 (Registration No. 333-_______) necessary to permit a public offering of the securities underlying the Warrants at any and all times during the term of this Agreement, provided, however, that in no event shall such securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law; and provided further that, in the case of a Warrant exercisable solely for securities listed on a securities exchange or for which there are at least two independent market makers, in lieu of obtaining such registration or approval, the Company may elect to redeem Warrants submitted to the Warrant Agent for exercise for a price equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the securities for which such Warrant is exercisable on the date of such submission and the Exercise Price of such Warrants; in the event of such redemption, the Company will pay to the holder of such Warrants the above-described redemption price in cash within 10 business days after receipt of notice from the Warrant Agent that such Warrants have been submitted for exercise.

SECTION 10. Reduction of Exercise Price Below Par Value

      Before taking any action that would cause an adjustment pursuant to
Section 6 hereof reducing the portion of the Class B Exercise Price or the Class B Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

SECTION 11. Payment of Taxes

      The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary, stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock or other securities upon the exercise of Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Warrant Certificate at the time of surrender.

SECTION 12. Notice of Certain Corporate Action

      In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall file with the Warrant Agent and the Company, or the Warrant Agent on the Company's behalf and at the Company's request, shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Class B Exercise Price or the Class B Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

      Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.

SECTION 13. Disposition of Proceeds on Exercise of Warrant Certificates, etc.

      The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

      The Warrant Agent shall keep copies of this Agreement available for inspection by Warrantholders during normal business hours at its stock transfer office. Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its stock transfer office located at 1745 Gardena Avenue, 2nd Floor, Glendale, California 91204.

SECTION 14. Warrantholder Not Deemed a Stockholder

      No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12 hereof), or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise by the Warrant Agent.

SECTION 15. Right of Action

      All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

SECTION 16. Agreement of Holders of Warrant Certificates

      Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

            A. the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

            B. the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 17. Cancellation of Warrant Certificates

      In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be retained by the Warrant Agent or disposed of in accordance with its customary business practices relating to such matters; provided that the Warrant Agent shall give the Company notice prior to its disposition or destruction of the Warrant Certificates.

SECTION 18. Concerning the Warrant Agent

      The Company agrees to pay to the Warrant Agent from time to time, upon receipt of a written demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Warrant Agent agrees to use its best efforts to submit in advance a written estimate of any costs in excess of $2,500 that it expects to incur in the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

SECTION 19. Merger or Consolidation or Change of Name of Warrant Agent

      Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 20. Duties of Warrant Agent

      The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

            A. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel. Fees and expenses of such counsel, to the extent reasonable, shall be paid by the Company, and subject to the provisions of Section 18 hereof.

            B. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Chairperson or co-Chairperson of the Board or the President or a Vice President or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            C. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

            D. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            E. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any change in the number of shares of Common Stock for which a Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

            F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

            G. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant

Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            H. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from a Chairman or co-Chairman of the Board or President or a Vice President or the Secretary or the Controller of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

            I. The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            J. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

            K. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

            L. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful conduct.

SECTION 21. Change of Warrant Agent

      The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

SECTION 22. Issuance of New Warrant Certificates

      Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Class B Exercise Price or the Class B Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

SECTION 23. Notices

      Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

      American Mold Guard, Inc.
      30200 Rancho Viejo Road, Suite G
      San Juan Capistrano, CA 92675
      Attention: Chief Financial Officer

      Subject to the provisions of Section 21, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

      U.S. Stock Transfer Corporation
      1745 Gardena Avenue, 2nd Floor
      Glendale, CA 91204
      Attn: _____________

      Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

SECTION 24. Modification of Agreement

      The Warrant Agent may, without the consent or concurrence of the Warrantholders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the Warrantholders. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

SECTION 25. Successors

      All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 26. California Contract

      This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

SECTION 27. Termination

      This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

SECTION 28. Benefits of this Agreement

      Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

SECTION 29. Descriptive Headings

      The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 30. Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

      (Remainder of page intentionally left blank; signature page follows)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        AMERICAN MOLD GUARD, INC.

                                        By: ______________________________
                                            Name:
                                            Title:

                                        U.S. STOCK TRANSFER CORPORATION

                                        By: ______________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

             VOID AFTER 5 P.M. EASTERN TIME ON _______________, 2011

                        WARRANTS TO PURCHASE COMMON STOCK

No. AMGWA-___________                               ___________ Class A Warrants

                                                                   CUSIP _______

                            AMERICAN MOLD GUARD, INC.

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Class A Warrants ("Class A Warrants") set forth above. Each Class A Warrant, unless and until redeemed by the Company as provided in the Warrant Agreement, hereinafter more fully described (the "Warrant Agreement"), entitles the holder thereof to purchase from American Mold Guard, Inc., a corporation incorporated under the laws of the State of California (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after the date on which the Class A Warrants are first quoted on the Nasdaq Capital Market ("Nasdaq") or begin to trade on the Pacific Exchange and before the close of business on _______________, 2011 ("Expiration Date"), one fully paid and non-assessable share of Common Stock, no par value per share, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located at 1745 Gardena Avenue, Second Floor, Glendale, California 91204 of U.S. Stock Transfer Corporation, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Class A Warrant initially entitles the holder to purchase one share of Common Stock for $___. The number and kind of securities or other property for which the Class A Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution. Beginning on __________, 2006, the Company may redeem any or all outstanding and unexercised warrants by giving not less than 30 days' prior written notice at any time after the closing price of the Common Stock on the principal market, exchange or quotation service on which it is traded or quoted has equaled or exceeded $___ per share on each of five consecutive trading days. The Redemption

                                    Exhibit A

Price is $0.25 per Warrant (subject to adjustment in the event of a stock split, dividend or the like). All Warrants not theretofore exercised will expire on the Expiration Date.

      This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ___________, 2006, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at American Mold Guard, Inc., 30200 Rancho Viejo Road, Suite G, San
Juan Capistrano, CA 92675, Attention: Chief Financial Officer.

      The Company shall not be required upon the exercise of the Class A Warrants evidenced by this Warrant Certificate to issue fractions of Class A Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

      In certain cases, the sale of securities by the Company upon exercise of Class A Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Class A Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Class A Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Class A Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Class A Warrants.

      This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Class A Warrants as the Warrant Certificate or Certificates so surrendered. If the Class A Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Class A Warrants not so exercised.

      No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting

                                    Exhibit A
thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Class A Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

      If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Class A Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

      Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

      (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

      (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Class A Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                    Exhibit A

      WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

                            AMERICAN MOLD GUARD, INC.

                                    CORPORATE

       -----------------                                   -----------------
       SIGNATURE TO COME               SEAL                SIGNATURE TO COME
       -----------------               2003                -----------------

                                    CALIFORNIA

          SECRETARY                                           CHIEF EXECUTIVE
                                                              OFFICER

Countersigned:

U.S. STOCK TRANSFER CORPORATION
         WARRANT AGENT

By: ______________________________________
    Authorized Officer

                                    Exhibit A

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM    -- as tenants in common
      TEN ENT    -- as tenants by the entireties
      JT TEN     -- as joint tenants with rights of survivorship and not as tenants in common
      COM PROP   -- as community property

UNIF GIFT MIN ACT       -- ______________________ Custodian ____________________
                                   (Cust)                         (minor)

                           under Uniform Gifts to Minors Act

                           _________________________________
                                        (State)

UNIF TRF MIN ACT        -- ______________________ Custodian ____________________
                                   (Cust)                         (minor)

                           under Uniform Transfers to Minors Act

                           _____________________________________
                                          (State)

                                    Exhibit A

                                FORM OF EXERCISE
                    (To be executed upon exercise of Warrant)

To: NuVim, Inc.

      The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of American Mold Guard, Inc. ("Common Shares"), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier's check in the amount of $___________.

      Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:       _____________________________________________
            (Please Print Name and Address)

Address:    _____________________________________________

            _____________________________________________

Signature:  _____________________________________________
            Note: This above signature must correspond with the name of the face of this Warrant
            Certificate or with the name of the assignee appearing in the assignment form below.

Date:       _____________________________________________
            The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to
            S.E.C. Rule 17Ad-15.

                                    Exhibit A

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (________________________)

_________________________________________________
(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

_________________________________________________

_________________________________________________

_________________________________________________
(Please Print Name and Address including Zip Code)

Class A Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints ___________________________________ attorney to transfer this Warrant Certificate on the books of NuVim, Inc. with the full power of substitution in the premises.

Dated: __________________________________________

Signature:

_________________________________________________
(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

_________________________________________________
The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule
17Ad-15.

                                    Exhibit A

                                    EXHIBIT B

             VOID AFTER 5 P.M. EASTERN TIME ON _______________, 2011

                        WARRANTS TO PURCHASE COMMON STOCK

No. AMGWB-___________                               ___________ Class B Warrants

                                                                  CUSIP ________

                            AMERICAN MOLD GUARD, INC.

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Class B Warrants ("Class B Warrants") set forth above. Each Class B Warrant, unless and until redeemed by the Company as provided in the Warrant Agreement, hereinafter more fully described (the "Warrant Agreement"), entitles the holder thereof to purchase from American Mold Guard, Inc., a corporation incorporated under the laws of the State of California (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after the date on which the Class B Warrants are first quoted on the Nasdaq Capital Market ("Nasdaq") or begin to trade on the Pacific Exchange and before the close of business on _______________, 2011 ("Expiration Date"), one fully paid and non-assessable share of Common Stock, no par value per share, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located at 1745 Gardena Avenue, Second Floor, Glendale, California 91204 of U.S. Stock Transfer Corporation, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Class B Warrant initially entitles the holder to purchase one share of Common Stock for $___. The number and kind of securities or other property for which the Class B Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution. Beginning on __________, 2006, the Company may redeem any or all outstanding and unexercised warrants by giving not less than 30 days' prior written notice at any time after the Company's gross revenue for any 12-month period, as confirmed by an independent audit, equals or exceeds $20.0 million. The Redemption Price is $0.25 per Warrant (subject to adjustment in the event of a stock split, dividend or the like). All Warrants not theretofore exercised will expire on the Expiration Date.

                                    Exhibit B

      This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ___________, 2006, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at American Mold Guard, Inc., 30200 Rancho Viejo Road, Suite G, San
Juan Capistrano, CA 92675, Attention: Chief Financial Officer.

      The Company shall not be required upon the exercise of the Class B Warrants evidenced by this Warrant Certificate to issue fractions of Class B Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

      In certain cases, the sale of securities by the Company upon exercise of Class B Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Class B Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Class B Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Class B Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Class B Warrants.

      This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Class B Warrants as the Warrant Certificate or Certificates so surrendered. If the Class B Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Class B Warrants not so exercised.

      No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger,

                                    Exhibit B
recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Class B Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

      If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Class B Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

      Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

      (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

      (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Class B Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                    Exhibit B

      WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

                            AMERICAN MOLD GUARD, INC.

                                    CORPORATE

      -----------------                                     -----------------
      SIGNATURE TO COME                SEAL                 SIGNATURE TO COME
      -----------------                2003                 -----------------

                                    CALIFORNIA

         SECRETARY                                            CHIEF EXECUTIVE
                                                              OFFICER

Countersigned:

U.S. STOCK TRANSFER CORPORATION
           WARRANT AGENT

By:_______________________________
   Authorized Officer

                                    Exhibit B

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM  -- as tenants in common
      TEN ENT  -- as tenants by the entireties
      JT TEN   -- as joint tenants with rights of survivorship and not as tenants in common
      COM PROP -- as community property

UNIF GIFT MIN ACT -- _________________________________ Custodian _______________
                                   (Cust)                            (minor)

                     under Uniform Gifts to Minors Act

                     _________________________________
                                  (State)

UNIF TRF MIN ACT --  _________________________________ Custodian _______________
                                   (Cust)                            (minor)

                   under Uniform Transfers to Minors Act

                   _____________________________________
                                  (State)

                                  Exhibit B

                                FORM OF EXERCISE
                    (To be executed upon exercise of Warrant)

To: NuVim, Inc.

      The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of American Mold Guard, Inc. ("Common Shares"), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier's check in the amount of $___________.

      Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:      ____________________________________
           (Please Print Name and Address)

Address:   ____________________________________

           ____________________________________

Signature: ____________________________________
           Note: This above signature must
           correspond with the name of the face
           of this Warrant Certificate or with
           the name of the assignee appearing
           in the assignment form below.

Date:      ____________________________________
           The signatures should be guaranteed
           by an eligible institution (banks,
           stockbrokers, savings and loan
           association and credit unions with
           membership in an approved signature
           medallion program), pursuant to
           S.E.C. Rule 17Ad-15.

                                    Exhibit B

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (________________________)

__________________________________________________
(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

__________________________________________________

__________________________________________________

__________________________________________________
(Please Print Name and Address including Zip Code)

Class B Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints ___________________________________ attorney to transfer this Warrant Certificate on the books of NuVim, Inc. with the full power of substitution in the premises.

Dated:____________________________________________

Signature:

__________________________________________________
(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

__________________________________________________
The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                    Exhibit B

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (________________________)

__________________________________________________
(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

__________________________________________________

__________________________________________________

__________________________________________________
(Please Print Name and Address including Zip Code)

Class B Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints ___________________________________ attorney to transfer this Warrant Certificate on the books of NuVim, Inc. with the full power of substitution in the premises.

Dated: ___________________________________________

Signature:

__________________________________________________
(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

__________________________________________________
The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.